                  IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                             IN AND FOR NEW CASTLE COUNTY

MENTOR GRAPHICS CORPORATION,                 )
an Oregon corporation, and MGZ CORP., a      )
Delaware corporation,                        )
                                             )
               Petitioners,                  )
                                             )
     v.                                      )    Civil Action No. 16584-NC
                                             )
QUICKTURN DESIGN SYSTEMS, INC.,              )
a Delaware corporation, KEITH R. LOBO,       )
GLEN M. ANTLE, RICHARD C.                    )
ALBERDING, MICHAEL R. D'AMOUR,               )
YEN-SON (PAUL) HUANG, DR. DAVID              )
K. LAM, WILLIAM A. HASLER, and               )
CHARLES D. KISSNER,                          )
                                             )
               Respondents.                  )


                               STIPULATION AND ORDER
                               ---------------------

     WHEREAS, Mentor Graphics Corporation ("Mentor") asserts that it called a special meeting of stockholders of Quickturn Design Systems, Inc. ("Quickturn") for October 29, 1998 (the "Mentor Proposed Special Meeting");

     WHEREAS, Quickturn asserts that the Mentor Proposed Special Meeting has not been properly noticed by Mentor;

     WHEREAS, Quickturn asserts that, if a special meeting was properly requested, its board of directors properly scheduled a special meeting for January 8, 1999 pursuant to Quickturn's bylaws (the "Quickturn Proposed Special Meeting");

     WHEREAS, Quickturn filed a motion for a preliminary injunction to enjoin Mentor from proceeding with the Mentor Proposed Special Meeting on October 29, 1998 (the "Motion");


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     WHEREAS, the Court conducted an expedited trial on October 19, 20, 23, 26 and 28, 1998 to determine the validity of the bylaw pursuant to which Quickturn's board of directors asserts that it set the date for the Quickturn Proposed Special Meeting;

     WHEREAS, by letter dated November 17, 1998, the Court informed the parties that it might be unable to decide the case and issue an opinion before November 24, 1998; and

     WHEREAS, the parties wish to provide time for the Court to determine the validity of the bylaw pursuant to which Quickturn's board of directors asserts that it set the date for the Quickturn Proposed Special Meeting, for the Court to issue its ruling, and for Quickturn and Mentor to communicate about the ruling with Quickturn's stockholders;

     IT IS HEREBY STIPULATED AND AGREED, by and between the parties hereto, subject to the approval of the Court, as follows:

     1. Subject to paragraph 4 herein, the Mentor Proposed Special Meeting will be convened by a Mentor representative on November 24, 1998 at 11:00 a.m., at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The sole business conducted at the meeting will be to adjourn the meeting immediately to December 11, 1998, at 11:00 a.m., at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     2. All proxies held by Quickturn and its affiliates, and all shares of Quickturn stock owned by Quickturn directors, shall not be present at the Mentor Proposed Special Meeting on November 24, 1998. All proxies held by Mentor and its affiliates, and all shares of Quickturn stock owned by Mentor, shall not be present at the Mentor Proposed Special Meeting on November 24, 1998.

     3. Other than the adjournment, there shall be no business conducted at the Mentor Proposed Special Meeting on November 24, 1998. At the Mentor Proposed Special Meeting on


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November 24, 1998, no stockholder vote shall be taken and no other action shall be taken on any matter other than the adjournment of the meeting in accordance with paragraph 1 of this Stipulation.

     4. Except as expressly provided herein, this Stipulation does not affect the substantive rights of any party. This Stipulation does not constitute or reflect a ruling by the Court on any issue in this proceeding.

                                            /s/ Thomas A. Beck
                                            ---------------------------------
Of Counsel:                                 Kevin G. Abrams
                                            Thomas A. Beck
Fredric J. Zepp                             Lisa A. Schmidt
Heidi Klein                                 Catherine G. Dearlove
Latham & Watkins                            J. Travis Laster
505 Montgomery Street                       Thad J. Bracegirdle
San Francisco, CA 94111                     Richards, Layton & Finger
(415) 391-0600                              One Rodney Square
                                            P. O. Box 551
Marc W. Rappel                              Wilmington, DE  19899
Latham & Watkins                            (302) 658-6541
633 West Fifth Street, Suite 4000             Attorneys for Plaintiffs
Los Angeles, CA 90071
(213) 485-1234

                                            /s/ William M. Lafferty
                                            ---------------------------------
Of Counsel:                                 Kenneth J. Nachbar
                                            William M. Lafferty
James A. DiBiose                            Morris, Nichols, Arsht & Tunnell
David J. Berger                             1201 North Market Street
Wilson Sonsini Goodrich & Rosati, PC        P.O. Box 1347
650 Page Mill Road                          Wilmington, DE 19899
Palo Alto, CA 94304                         (302) 658-9200
(650) 493-9300                                Attorneys for Defendants


Dated: November 20, 1998


             IT IS SO ORDERED.              /s/ Jack B. Jacobs
                                            ---------------------------------
                                            Vice Chancellor

Dated: November 20, 1998


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